LONESTAR CAPITAL GROUP, LLC

W. Ben King, Managing Member

March 11, 2014

Attention:
Gary Deroos
President / C.E.O.
Citadel EFT, Inc.
311 Oceanside Blvd. Unit# 8
Oceanside, CA 92054

Dear Mr. Deroos,

I Ben King, applicant at top 100 bank for a $50,000,000.00 (Fifty Million USD) cash backed, One year standby letter of credit, confirm receipt of fees for the swift transfer of the above mentioned collateral. Within approximately five (5) business days from tomorrow's date, a swift shall be sent to Citadel's receiving bank coordinates given below:

Bank Name: removed for security purposes
Bank Address: removed for security purposes
Account Name: Citadel EFT, Inc.
Account#: removed for security purposes
Swift Code:removed for security purposes
IBAN#: removed for security purposes
Bank Officer: removed for security purposes
Phone: removed for security purposes

Once my bank has provided the swift receipt for the transfer, I shall immediately forward it. Please notify your bank accordingly.

Yours,

LoneStar Capital Group, LLC

W. Ben King, Managing Member
Country of Issue: USA